SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 13, 2012

BLUEGREEN CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

0-19292	03-0300793
(Commission File Number)	(IRS Employer Identification No,)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Timeshare Loan Term Securitization

On September 13, 2012, Bluegreen Corporation (“we” or “the Company”) completed a private offering and sale of $100 million of investment-grade, timeshare loan-backed notes (the "2012-A Term Securitization"). The 2012-A Term Securitization consisted of the issuance of two tranches of timeshare-loan backed notes: $79.05 million of Class A and $20.95 million of Class B notes with note interest rates of 2.66% and 3.99%, respectively, which blended to a weighted average note interest rate of 2.94%. The gross advance rate for this transaction was 89.5%. BB&T Capital Markets acted as the bookrunner, structuring agent and co-lead manager and RBS Securities Inc. acted as co-lead manager. Both BB&T Capital Markets and RBS Securities Inc. acted as initial purchasers.

The amount of the timeshare receivables sold was approximately $112 million, approximately $102 million of which was provided at closing and approximately $10 million is expected to be provided prior to December 13, 2012. The gross proceeds of $100 million were used to: repay Branch Banking and Trust Company ("BB&T") approximately $40 million, representing all amounts currently outstanding (including accrued interest) under the Company's existing purchase facility with BB&T (the "BB&T Purchase Facility"); repay Liberty Bank approximately $35 million, (including accrued interest) under the Company's 2008 Liberty Bank Facility; capitalize a reserve fund; and pay fees and expenses associated with the transaction. The remainder of the proceeds, approximately $22 million, will be used for general corporate purposes. At the time of the completion of and as a result of the 2012-A Term Securitization, there were (i) no amounts outstanding under the BB&T Purchase Facility, which allows for maximum outstanding receivable-backed borrowings of $50 million on a revolving basis through December 17, 2012, (ii) no amounts outstanding under the 2008 Liberty Bank Facility and (iii) $21 million outstanding under the 2011 Liberty Bank Facility, which allows for maximum outstanding receivable-backed borrowings of $60 million on a revolving basis through February 11, 2013. Additional availability in excess of $60 million was created under the Company's receivable-backed credit facilities as a result of the 2012-A Term Securitization.

While ownership of the timeshare receivables included in the 2012-A Term Securitization is transferred and sold for legal purposes, the transfer of these timeshare receivables will be accounted for as a secured borrowing for financial accounting purposes.

EXHIBIT INDEX
10.100 -	BXG Receivables Note Trust 2012-A, Standard Definitions.
10.101 -	Indenture between BXG Receivables Note Trust 2012-A as Issuer, Bluegreen Corporation as Servicer, Vacation Trust, Inc. as Club Trustee, Concord Servicing Corporation as Backup Servicer and U.S. Bank National Association, as Indenture Trustee, Paying Agent and Custodian, dated as of August 15, 2012.
10.102 -	Sale Agreement by and among BRFC 2012-A LLC as Depositor and BXG Receivables Note Trust 2012-A as Issuer dated as of August 15, 2012.
10.103 -	Transfer Agreement by and among Bluegreen Corporation, BXG Timeshare Trust I as Seller and BRFC 2012-A LLC as Depositor, dated as of August 15, 2012.
10.104 -	Purchase and Contribution Agreement by and among Bluegreen Corporation, as Seller and BRFC 2012-A LLC as Depositor, dated as of August 15, 2012.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2012

By:	/S/ ANTHONY M. PULEO
Anthony M. Puleo
Senior Vice President, Chief Financial Officer & Treasurer